株式譲渡契約書

株式会社メディスンプラス（以下「甲」という）とBeroni Group Ltd.（以下「乙」という）及び甲の代表取締役でありかつ株主である川口爲之（以下「丙」という）は、甲の全株式の譲渡に関し、以下のとおり契約を締結する。

（株式の譲渡）

第１条　本契約に定める条項に従い、2018年6月20日（以下「本契約締結日」という）及び本契約において別途定める日に、丙は、以下の甲株主（以下、「株主ら」という）が所有する甲の発行済株式総数6,893株（六千八百九十三株）（以下「本件株式」という）の全てを取りまとめ、本件株式を乙に譲渡し、乙はこれを丙から譲り受ける（以下、本契約に基づく本件株式の譲渡を、「本件株式譲渡」という）。

株　主	持株数
川口爲之	2,239 株
宮田勝二	1,734 株
別宮浩	1,166 株
(株)メディスンプラス	1,100 株
大友謙治	159 株
鴨谷謙一	112 株
大道優佳	80 株
池島美智子	60 株
木下良洋	46 株
大谷武史	40 株
山田良晴	40 株
松永由紀	26 株
大崎篤典	21 株
合田精宏	20 株
出水正博	20 株
内田達二	15 株
中野和彦	7 株
北村仁寿	4 株
谷田真一	4 株
合計	6,893 株

2　丙は、本件株式の譲渡及び代金の受領について、丙以外の株主らから正当な委任を受けており、本件株式の当該株主らから丙への譲渡及び丙から乙への譲渡の履行及び代金受領、当該株主らへの譲渡代金の支払い等は丙の責任と負担のもとに行う。

（譲渡価額及び支払方法）

第２条　本件株式の譲渡価額は、金1,178,000,000円（十一億七千八百万円）（以下「本件対価」という）とする。

２　乙は、本件対価を本契約締結日から3か月以内に日本円により丙指定の下記金融機関口座に銀行振込の方法で支払うこととし、振込手数料は乙が負担することとする。なお、本件対価の全額の振込みが終了した日を、以下「譲渡決済日」という。

（丙指定の金融機関口座）
りそな銀行　南森町支店　普通預金　口座番号０３３２８８７
名義人　カワグチ　タメユキ

３　前項にかかわらず、乙は、前項に定める支払義務のうち本件対価の15%に相当する金176,700,000円の代物弁済として、丙に対し、譲渡決済日までに、乙の株式を第三者割当増資の方法により割り当てる。その際に必要とされる証券口座の開設及び本項にて取得した乙株式を売却する際に必要な一切の手続きについて、乙は丙に対して事前に日本語により書面及び口頭で説明することとし、証券口座の開設に手数料が必要な場合は乙が負担することとする。この場合、割り当てる乙の株式数はオーストラリアのNational Stock Exchange株式市場における割当日前日の乙の株式の終値に基づいて算出するものとする。

（株主名簿の名義変更）

第3条　丙は、譲渡決済日に、本件株式についての甲の株主名簿の名義を丙から乙に変更する。

２　前項による株主名簿の名義変更が全て完了した時をもって、甲の経営権は完全に丙から乙に移転するものとする。

３　前項にかかわらず､丙は､譲渡決済日から１年間､甲の取締役を辞任しないものとする。但し､丙は本契約第７条に定める臨時株主総会後に開催される取締役会において､代表取締役の職を辞するものとする。

（費用負担）

第4条　本契約書に定める事項を実施するために要する費用はそれぞれ各自の負担とする。

（役員の辞任届）

第5条　丙は、甲の代表取締役として本契約締結日に、甲の取締役全員（丙を除く。）の辞任届をとりまとめて乙に提出する。但し、辞任の時期は、本契約第７条に定める甲の臨時株主総会終結時とする。

（役員及び監査役に対する退職慰労金）

第6条　甲、乙及び丙は、丙と、甲の取締役である宮田勝二及び監査役である山田良晴（以下「戊ら」という）が本契約第７条に定める甲の臨時株主総会終結時に甲の取締役及び監査役を辞任により退任する際に、本件株式譲渡によって自社株1,100株の売却により甲が調達する122,100,000円を上限に、甲が丙及び戊らに対して退職慰労金を支給することに合意した。

（臨時株主総会の開催）

第7条　丙は、甲の代表取締役として本契約締結後直ちに甲の臨時株主総会を開催する手続きを執り、速やかに臨時株主総会を開催するものとする。

2　前項の臨時株主総会において、丙及び甲の取締役はその議決権を行使して、乙の指定する取締役の選任決議、本契約第６条に定める役員退職慰労金及び監査役退職慰労金の支給の決議、その他必要な決議を行うものとする。

（提携後の丙の支援）

第8条　丙は、本契約締結日以降も甲の事業における経営の助言等の支援を行うことを約束する。

（従業員の処遇）

第9条　乙は、甲及び丙に対し、原則として甲の従業員を全員継続して雇用し、その処遇は当面の間従前どおりとすることを保証する。なお、処遇とは、既に定められた甲の就業規則、賃金規程等従業員との雇用契約関係規程等を含むものである。

（善管注意義務）

第10条 甲及び丙は、基本合意書締結の日以後本契約締結までの間は、善良なる管理者の注意と義務をもって甲の業務の執行及び財産の管理運営を行い、乙の事前の同意を得ずして、甲において次の各号に掲げる行為その他甲の経営内容に重大な変更を生じせしめる行為（但し、軽微な日常的行為は除く）を行っていないことを保証する。

(1)　重大な資産の譲渡、処分、賃貸借

(2)　新たな借入の実行その他の債務負担行為及び保証、担保設定行為

(3)　新たな設備投資及び非経常的仕入行為

(4)　非経常的な契約の締結及び解約、解除

(5)　従業員の新規採用及び解雇

(6)　増資、減資、株式分割

(7)　前各号の外、日常業務に属さない事項

（甲及び丙による表明及び保証）

第11条 甲及び丙は、乙に対し、本契約締結日及び譲渡決済日において、以下のとおり表明及び保証する。

(1)　甲及び丙は、本契約を締結するために必要な権利能力及び行為能力を有している。

(2)　甲は、本契約の締結及び履行に関し、会社法、定款、取締役会規則その他甲の会社規則に従った必要な社内手続を全て履行している。

(3)　本契約は、甲及び丙の適法、有効かつ法的な拘束力のある義務を構成し、甲及び丙に対しその条項に従った強制執行が可能である。

2　丙は、乙に対し、本契約締結日及び譲渡決済日において、本件株式について以下のとおり表明及び保証する。

(1)　株主らは、本件株式の全てを適法に所有しており、ほかに本件株式に関し所有権等いかなる権利を主張する者も存在しない。本件株式には担保権、譲渡の約束等のいかなる制限又は負担も付いておらず、丙は、乙に対して本件株式を譲渡する権限を有している。ただし、甲の定款第７条に定める株式譲渡制限を除く。

(2)　甲が発行する株式は全て普通株式であり、その発行済株式総数は本契約締結日現在６，８９３株である。

(3)　甲について、本件株式以外には、株主及びその資本構成に変動を及ぼす新株

予約権その他いかなる証券又は権利も丙又は第三者に対して設定又は付与されていない。

3　丙は、乙に対し、本契約締結日及び譲渡決済日において、甲について以下のとおり表明及び保証する。

(1)　法人としての存在、権利能力及び行為能力

甲は、日本法の下で適法に設立され、有効に存続している法人であり、また、その財産を所有し、かつ、現在行っている事業を遂行するために必要な権利能力及び行為能力を有している。

(2)　行政上の許認可

甲は、現在営んでいる業務を現在の態様にて行うに当たって別紙1記載のものの外，必要な全ての許認可の取得を行っており、これらの許認可は有効に存続していて、効力の停止、失効又は取消し等はない。

(3)　棚卸資産

甲は、譲渡決済日現在、期限切れ等出荷に値しない棚卸資産を、合理的な範囲を超えて過大には保有していない。

(4)　支払遅延の不存在

甲は、譲渡決済日現在、その支払遅延が甲の事業の運営に重大な悪影響を与えない少額の債務を除き、弁済期限の到来した債務を全て支払済みであり、いかなる債権者に対しても支払遅延を行っていない。

(5)　その他の債務不履行等の不存在

前号のほか、甲は、その行う事業において、譲渡決済日現在、甲における全ての契約において、その義務を重要な点において完全に履行しており、譲渡決済日において、債務不履行若しくは損害賠償責任等の金銭的負担の発生の原因、取消、解除、解約等の拘束力喪失の原因、又は条件の変更若しくは成就（期限の利益喪失を含む。）の原因等を発生させておらず、又はその虞がない。

(6)　重大な潜在債務の不存在

甲の事業に関して行われる通常の取引に基づく債務以外に、甲が重大な債務（隠れた債務、年金に係る債務、保証債務、偶発債務、その他不法行為責任から生ずる債務を含むがこれらに限られない。）を負担していない。また、乙に対して開示した資料に記載されているものを除き、甲の事業に関して行われる通常の取引以外に、甲の業務遂行、財務状況、業績、信用状況若しくは企業価値又はそれらの将来の見込みに重大な悪影響を及ぼす具体的なおそれのある行為は行っていない。

(7)　保証

甲は、他のいかなる者（丙を含む。）の債務の保証もしておらず、かつ、当該債務のために担保の提供をしていない。

(8)　倒産手続

甲は、破産、民事再生手続開始、会社更生手続開始等のいかなる倒産手続の申立ても行っていないし、丙の知る限り、そのような申立ては甲に対してなされていない。

(9)　法令等の遵守

甲は、事業運営に重大な影響を及ぼすおそれのあるような法律、規則、命令等の違反を行っていない。

(10)　独占禁止法

甲は、私的独占の禁止及び公正取引の確保に関する法律（以下「独占禁止法」という）の違反、とりわけ再販価格維持行為又は再販価格維持を目的とするその他の行為で不公正な取引方法として独占禁止法上違法とされる行為で、

それによって甲の事業運営に重大な影響を及ぼすおそれのあるような行為は一切行っていない。

(11) 公租公課

甲は、本契約締結日以前に納付期限が到来した、甲に課せられた法人税その他の公租公課につき適法かつ適正な申告を行っており、その支払を完了している。

(12) 紛争

甲を当事者とする、又は甲の資産に関する訴訟、仲裁、その他の司法上又は行政上の手続は、係属しておらず、また、丙の知る限りそれ以前の紛争で甲の事業に重大な影響を及ぼすものは存在しない。その他、甲を当事者とする、又は甲の資産に関する判決、仲裁判断、その他の司法上又は行政上の判断、決定、命令等で甲の事業に重大な影響を及ぼすものは存在しない。

(13) 知的所有権等

甲は、その事業の遂行のために使用している無形の資産（登録商標にかかる商標権、著作権その他の知的所有権並びに甲の保有することとなった知識、営業秘密及びノウハウを含むが、これらに限定されない。）（以下「甲知的所有権等」という）について、適法に所有し、又はこれらを適法に使用する権利を有効に保有している。乙に開示された契約書に明示的な定めのあるものを除き、甲による甲知的所有権等の利用は契約上及び法令上制限されるものではない。また、甲知的所有権等につき甲が有する権利又は権限について、(i)先取特権、譲渡担保権、質権その他の担保権若しくはその予約、(ii)譲渡予約権等の請求権その他の処分について規定した契約その他乙による履行の妨げとなるか、甲知的所有権等に関する権利の行使、処分若しくは利益享受を制限する具体的なおそれのある契約、又は（iii）差押え、保全処分その他の負担は何ら存在しない。

(14) 他人の特許権等

甲は、現在販売している商品に関し、新商品としての販売時に、他人の特許権・商標権等の知的財産権を侵害しないこと及び不正競争防止法違反とならないことについて、甲と同一の事業を営む事業者において通常一般的になされている合理的な範囲で確認している。

(15) 製造物責任

丙の知る限り、甲の商品について、甲の責めに帰すべき「欠陥」（当該商品が通常有すべき安全性を欠いていること。）の指摘を受けていない。

(16) 環境等

丙の知る限り、甲は、環境関連法に基づいて遵守すべき全ての義務を遵守している。

(17) 事業の継続性

前各号に定める事項のほか､本契約のいずれかの条項において明記されたものを除き､譲渡決済日以降における甲の事業の正常な運営を困難ならしめる原因となる事由は何ら存在しない。

（甲の経営に関する丙の義務）

第12条 甲の経営について、丙は以下のとおり義務を負う。

(1) 丙は、本契約締結日以降譲渡決済日までの間、甲の経営に関して、従前どおりの関与度合いで指導・監督し、かつ、従前どおりの関与度合いで甲の現経営陣に引き続き従前どおりの経営を行わせしめるものとする。

(2) 丙は、本契約締結日までの間に、甲の取締役（丙を除く。）、監査役から辞任届を提出させる。

(3) 丙は、甲に関し、通常の業務執行の範囲を超える事項、又は重要な財産の処分その他甲の財務内容、資産内容及び運営状況に重大な影響を及ぼすべき事項に関しては、本契約締結日までに既に乙に開示又は説明済みの事項を除き、予め乙の承認を得ない限りこれを行わせないようにするものとする。

(4) 丙は、譲渡決済日以降も甲の顧問として勤務し、新たな経営陣に従前どおりの経営を行わせしめるものとし、その期間については双方で別途協議する。

2 本件株式譲渡について、丙は以下のとおり義務を負う。

(1) 丙は、譲渡決済日までに、甲の取締役会をして、本件株式の丙以外の株主らから丙への譲渡及び丙から乙への譲渡を承認する決議を行わせ、その取締役会議事録の写しを乙に交付するものとする。

(2) 丙は、本件株式の譲渡に関し、法令により要求されている行政上の許認可にかかる手続が必要な場合、譲渡決済日以降全て速やかに対応するものとする。

(3) 丙は、本件株式の譲渡に関し、第三者との契約上要求されている通知の実施及び承諾の取得を、譲渡決済日以降完了するよう合理的な努力をするものとする。

3 丙は、譲渡決済日までに甲において発生した未払い賃金について、譲渡決済日後に甲が甲従業員から請求を受けた場合、甲が当該従業員に対して支払うことになった未払い賃金及び当該請求に対応するための弁護士費用その他解決のために必要となった費用の各相当額を乙に対して補償する義務を負う。

(丙の禁止事項)

第13条丙は、譲渡決済日以後、甲の従業員につき、丙及び丙が関連する法人又はその関連会社その他の法人への就業を勧誘してはならない。

(乙の確認と保証)

第14条 丙が甲の正当なる債務及び契約を担保するために第三者に対して負っている保証債務について譲渡決済日後直ちに甲及び乙の費用と責任において保証の解除または保証人の変更のために必要な措置をとる。

2 譲渡決済日以降、前項の保証解除ないし保証人の変更や抵当権抹消の手続が完了するまでに、債権者から丙に対して保証責任等の追及がなされた場合には、全て甲及び乙の責任において処理する。

(乙の履行の前提条件)

第15条 乙は、譲渡決済日の時点において次の前提条件が成就していることを条件として、本契約第2条に基づく義務を履行する。

(1) 第11条に定める甲及び丙の表明及び保証が譲渡決済日において真実かつ正確であること。

(2) 第12条に定める譲渡決済日までの丙の義務を履行したこと。

(損害賠償と減額請求)

第16条 甲又は丙に、第11条に定める表明及び保証の違反又はその他本契約の違反があった場合には、乙は丙に対して、譲渡決済日から2年以内に限り、当該違反により被った損害、損失及びこれに関連して生じた費用(以下、本条において「損害等」という)の賠償又は補償を請求することができる。ただし、第11条第3項第10号(公租公課)に定める表明及び保証の違反の場合は、乙は丙に対して、譲渡決済日から5年以内に限り、当該違反により被った損害等の賠償又は補償を請求することができる。

(契約の解除)

第17条 甲又は丙に、第１１条に定める表明及び保証の違反又はその他本契約の違反があり、それが乙に悪影響を及ぼす場合には、乙は、譲渡決済日までに限り本契約を解除することができる。

2　乙が第２条に定める本件対価の支払ないし乙の株式の割り当てをしない時は、丙は本契約を解除することができる。

（秘密保持）

第18条乙と甲及び丙は、本件株式の譲渡及び本契約の締結の事実（交渉経緯を含む。）及びその内容については、譲渡決済日の前後を問わず、その秘密を保持し、相手方の事前の書面による承諾のない限り、第三者に開示又は漏洩しないものとする。

（競業禁止）

第19条 丙は、譲渡決済日から５年間、日本において、甲が現在行っている事業と同一若しくは類似する営業を行わず、又は丙の会社その他の法人又はその関連会社その他の法人に行わせないものとする。

（公表）

第20条 甲、乙及び丙は、本契約において企図された取引の公表については、事前に十分協議するものとし、他の当事者の事前承諾なく公表を行わないものとする。但し、法令等の規定または司法、行政機関等の判断を遵守するために公表する場合はこの限りではない。

（本契約の譲渡等）

第21条 甲、乙及び丙は、他の当事者の書面による事前の承諾なく、本契約に基づく権利義務又は本契約上の地位を第三者に譲渡することはできない。

（通知）

第22条 本契約に関連する全ての通知、同意、承諾、要求、催告その他の意思の伝達は、書面又は電子メールにより、以下の宛先又は本条に従って相手方当事者から指定されたその他の宛先に対してなされる。

乙宛て：

（宛先）　貝羅尼集団

（法定代表）張伯清

（住所）　中国天津市西青区中聯産業園11号楼10層

（電話番号）86-13811799518

（メールアドレス）jackyzhang307@vip.sina.com

丙宛て：

（宛先）　川口為之

（住所）　大阪市北区天満橋一丁目1番38号アピタシオン土田501号室

（電話番号）06-6354-5358

（メールアドレス）t.kawaguchi@medicine-plus.co.jp

（完全なる合意）

第23条 本契約は、本件株式譲渡に関連する当事者間の全ての合意を構成するものであり、本件株式譲渡に関連する従前の合意、了解事項、交渉及び協議に取って代わるものであって、かかる従前の合意等は全て失効するものとする。

（準拠法、管轄裁判所及び言語）

第24条 本契約の準拠法は日本法とし、本契約に起因し、又は関連する一切の紛争については大阪地方裁判所を第一審の専属管轄裁判所とする。

2　本契約は、日本語及び英語により作成されるが、各言語の契約書間に矛盾又は抵触がある場合には、全ての点において日本語版を優先するものとする。

（協議解決）

第25条 本契約の当事者は、本契約に定めのない事項又は本契約の解釈に関し疑義を生じたときは、相互に信義誠実の原則をもって対処し、速やかに解決を図るものとする。

本契約の成立を証するため、本書３通を作成し、甲乙及び丙記名捺印の上、各１通を保有する。

２０１８年6月２０日

甲

住 所

松原市三宅中7丁目9番7号

株式会社 メディスンプラス

代表取締役 川 口 爲 之

乙

住 所

丙

住 所 大阪市北区天満橋1丁目8番38号

川 口 爲 之

別紙１

許認可

許可・登録番号	許可証名	有効期間
V00746号	医薬品販売業許可証（店舗販売業）	2024年（平成36年）2月17日
B14119号	医薬品販売業許可証（卸売販売業）	2020年（平成32年）2月16日

Share Transfer Agreement

Medicine Plus Co., Ltd. ("Medicine Plus"), Beroni Group Ltd. ("Transferee"), and the Representative Director and Shareholder of Medicine Plus, Tameyuki Kawaguchi, ("Kawaguchi") agree as follows in regard to the transfer of all of the shares in Medicine Plus.

(Transfer of Shares)

Article 1.

1. In accordance with the articles and paragraphs of this agreement, on June 20, 2018 ("Agreement Execution Date") and on the day otherwise provided for in this agreement, Kawaguchi shall gather all of the Six Thousand Eight Hundred Ninety Three shares (6,893 shares) of total issued shares of Medicine Plus ("Shares") owned by the shareholders of Medicine Plus as set forth below ("Shareholders") and transfer the Shares to the Transferee, and Transferee receives this from Kawaguchi (the transfer of the Shares in accordance with this agreement shall be known as the "Share Transfer").

Shareholder Name	Shares Held
Tameyuki Kawaguchi	2,239 Shares
Katsuji Miyata	1,734 Shares
Hiroshi Bekku	1,166 Shares
Medicine Plus Co., Ltd.	1,100 Shares
Kenji Otomo	159 Shares
Kenichi Kamotani	112 Shares
Yuka Omichi	80 Shares
Michiko Ikejima	60 Shares
Yoshihiro Kinoshita	46 Shares
Takeshi Otani	40 Shares
Yoshiharu Yamada	40 Shares
Yuki Matsunaga	26 Shares
Atsunori Osaki	21 Shares
Kiyohiro Goda	20 Shares
Masahiro Demizu	20 Shares
Tatsuji Uchida	15 Shares
Kazuhiko Nakano	7 Shares
Masatoshi Kitamura	4 Shares
Shinichi Tanida	4 Shares

Total	6,893 Shares

2. Kawaguchi has been duly authorized by the Shareholders other than Kawaguchi in regard to the transfer of the Shares and the receipt of the price. The performance of the transfer of the Shares from the applicable Shareholders to Kawaguchi and from Kawaguchi to the Transferee, the receipt of the price, and the payment of the transfer price to the applicable Shareholders, shall be done at the responsibility of, and at the cost of, Kawaguchi.

(Transfer Price and Method of Payment)

Article 2.

1. The transfer price of the Shares shall be One Billion One Hundred Seventy Eight Million Japanese Yen (¥1,178,000,000) ("Consideration").

2. The Transferee shall pay the Consideration in Japanese Yen within three months from the Agreement Execution Date by way of bank transfer to the bank account designated by Kawaguchi indicate below, and the bank transfer fee shall be paid by the Transferee. Provided that, the date that the transfer of the entire amount of the Consideration is concluded shall be the "Transfer Settlement Date".

    (Bank Account Designated by Kawaguchi)
    Resona Bank, Minami Mori-machi Branch
    Savings Account, Account Number 0332887
    Name on Account: Tameyuki Kawaguchi

3. Regardless of the foregoing paragraphs, among the payment obligations provided for in the foregoing paragraphs, as substituted performance for the amount of ¥176,700,000 which is equivalent to 15% of the Consideration, the Transferee shall allot the shares of the Transferee by way of third party allotment by the Transfer Settlement Date. In regard to the requirements for opening a securities account and all of the necessary steps to sell the Transferee shares acquired pursuant to this paragraph, the Transferee shall provide a prior explanation in writing and orally in the Japanese language. If an administrative fee is necessary to open the securities account, the Transferee shall pay that fee. For purposes of this paragraph, the number of shares of the Transferee to be allocated shall be calculated based upon the closing price of the shares of the Transferee as of the day prior to the allocation date at the National Stock Exchange of Australia.

(Change of Names on Shareholder Registry)

Article 3.

1. On the Transfer Settlement Date, Kawaguchi shall change the name indicated in the shareholder registry of Medicine Plus from Kawaguchi to the Transferee for the Shares.
2. Upon the completion of all of the changes to the names indicated in the shareholder registry in accordance with the foregoing paragraph, the right to manage Medicine Plus shall completely transfer from Kawaguchi to the Transferee.
3. Regardless of the foregoing paragraphs, Kawaguchi shall not resign as a director of Medicine Plus for a period of one year from the Transfer Settlement Date. Provided, however, that Kawaguchi shall resign as the Representative Director at the meeting of the board of directors to be held after the special meeting of the shareholders in accordance with Article 7 of this agreement.

(Payment of Costs)

Article 4. Each party shall be responsible for the costs that they each incur to perform the matters provided for in this agreement.

(Notice of Resignation of Officers)

Article 5. As the Representative Director of Medicine Plus, Kawaguchi shall gather and submit to the Transferee the notices of resignation of all directors of Medicine Plus (except for Kawaguchi) on the Agreement Execution Date. Provided, however, that the timing of the resignation shall be upon the conclusion of the special meeting of the shareholders of Medicine Plus as provided for in Article 7 of this agreement.

(Retirement Bonus for the Officers and Auditors)

Article 6. Medicine Plus, the Transferee, and Kawaguchi agreed to provide Kawaguchi, Katsuji Miyata who is a director of Medicine Plus, and Yoshiharu Yamada who is an auditor of Medicine Plus (collectively, the "Retirees") with retirement bonuses, upon their retirement through resignation as a director and auditor of Medicine Plus as of the conclusion of the meeting of the shareholders of Medicine Plus pursuant to Article 7. The retirement bonuses shall be in the amount to not exceed ¥122,100,000, which is the amount that Medicine Plus will raise through the sale of 1,100 treasure shares through the Share Transfer.

(Holding of Special Meeting of Shareholders)

Article 7.

1. As the Representative Director of Medicine Plus, immediately after this agreement is executed, Kawaguchi shall take the steps to hold a special meeting of the shareholders

of Medicine Plus, and shall promptly hold a special meeting of the shareholders.

2. At the special meeting of the shareholders of the foregoing paragraph, the Shareholders shall vote to adopt resolutions electing the directors designated by the Transferee, resolutions providing for the director retirement bonus and the auditor retirement bonus as provided for in Article 6 of this agreement, and other necessary resolutions.

(Assistance by Kawaguchi upon Affiliation)

Article 8. Even after the Agreement Execution Date, Kawaguchi promises to assist by advising on business operations or otherwise of Medicine Plus.

(Treatment of Employees)

Article 9. The Transferee warrants to Medicine Plus and Kawaguchi that all employees of Medicine Plus will generally continue to be hired, and their treatment shall be similar to before for the foreseeable future. Furthermore, this treatment shall include the rules relating to the employment agreement with the employee that includes the currently established work rules and wage rules of Medicine Plus.

(Duty of Care)

Article 10. Medicine Plus and Kawaguchi warrant that, during the period from the date that the basic agreement was executed until this agreement is executed, they have executed the business of Medicine Plus and managed and operated the assets of Medicine Plus with the duty of care of a prudent manager, and Medicine Plus has not performed the acts described in the following items or other acts that will cause a material change in the contents of the business of Medicine Plus (however, excluding minor daily acts) without obtaining the prior consent of the Transferee.

(1) The transfer, disposal, or leasing of material assets
(2) Borrowing new debt or an act to take on other new obligations, and an act to guarantee an obligation or an act granting a security interest
(3) New capital improvements and non-recurring acts of purchasing
(4) Execution, termination, or cancellation of a non-recurring agreement
(5) Hiring a new employee and firing an employee
(6) Increase or decrease of capital or a stock split
(7) Other than the foregoing items, matters that fall outside daily business

(Representations and Warranties of Medicine Plus and Kawaguchi)

Article 11.

1. Medicine Plus and Kawaguchi represent and warrant to the Transferee as of the

Agreement Execution Date and the Transfer Settlement Date as follows:

(1) Medicine Plus and Kawaguchi possess the power and capacity necessary to execute this agreement.

(2) Medicine Plus has performed all necessary internal company procedures in accordance with the Companies Act, the Articles of Incorporation, rules of the Board of Directors, and other company rules of Medicine Plus in regard to the execution and performance of this agreement.

(3) This Agreement constitutes a lawful, effective, and legally binding obligation of Medicine Plus and Kawaguchi, and allows compulsory execution against Medicine Plus and Kawaguchi pursuant to that Article or paragraph.

2. As to matters pertaining to the Shares, Kawaguchi represents and warrants to the Transferee as of the Agreement Execution Date and the Transfer Settlement Date as follows:

(1) The Shareholders own all of the Shares lawfully, and there is no other person claiming any rights such as rights of ownership or otherwise in regard to the Shares. The Shares are not limited or encumbered in any way with a security interest, a promise to transfer, or otherwise, and Kawaguchi has the power to transfer the Shares to the Transferee. Provided, however, that the share transfer restrictions prescribed in Article 7 of the Articles of Incorporation of Medicine Plus are excluded.

(2) All of the shares that Medicine Plus issues are common shares, and the total number of issued shares are 6,893 shares as of the Agreement Execution Date.

(3) In regard to Medicine Plus, other than the Shares, there are no rights to subscribe to new shares or any other securities or rights placed or given to Kawaguchi or a third party that will cause a change in the shareholders or their shareholdings.

3. As to matters pertaining to Medicine Plus, Kawaguchi represents and warrants to the Transferee as of the Agreement Execution Date and the Transfer Settlement Date as follows:

(1) The existence, rights, and powers as a legal entity. Medicine Plus was established lawfully under the laws of Japan, is a legal entity validly existing, and owns its assets, and has the necessary rights and powers to conduct the business that it is currently engaged in.

(2) Administrative licenses and permits. In conducting the business that Medicine Plus is currently engaged in in its current form, Medicine Plus has acquired all necessary licenses and permits in addition to those indicated in Exhibit 1, these licenses and permits are validly existing, and their effectiveness has not been suspended, lapsed, or been cancelled.

(3) Inventory. As of the Transfer Settlement Date, Medicine Plus does not hold an unreasonable amount of inventory that is not worth shipping, such as that which has expired or otherwise.

(4) The non-existence of delayed payments. As of the Transfer Settlement Date, other than small amounts of debt, of which a late payment would not have a material adverse effect on the operation of the business of Medicine Plus, Medicine Plus has paid all debt for which the repayment date has arrived and payment has not been delayed to any creditor.

(5) The non-existence of other defaults. Other than the previous paragraph, in regard to the business that it conducts and as of the Transfer Settlement Date, Medicine Plus has completely performed the material aspects of the obligations under all of the Medicine Plus contracts, and as of the Transfer Settlement Date, Medicine Plus has not cause the occurrence of, or there is no fear of (i) the cause of a monetary responsibility to occur such as a default or liability for damages or otherwise, (ii) the cause of a loss of a binding effect such as revocation, cancellation, termination or otherwise, or (iii) the cause of a change or fulfillment of terms (including the loss of the benefit of time), or otherwise.

(6) The non-existence of material potential debts. Other than debts arising out of normal transactions conducted for the business of Medicine Plus, Medicine Plus is not liable for a material debt (including but not limited to hidden debts, debts pertaining to a pension, guarantee obligations, contingent liabilities, or other debts arising from tort liability). Furthermore, other than that indicated in the documentation disclosed to the Transferee, other than the normal transactions conducted for the business of Medicine Plus, no acts with the specific fear of a material adverse effect to the job performance, financial condition, business results, credit worthiness, or corporate value of Medicine Plus, or their future prospects, are being conducted.

(7) Guarantees. Medicine Plus has not guaranteed the debt of any person (including Kawaguchi), and has not provided security for the applicable debt.

(8) Bankruptcy proceedings. Medicine Plus has not petitioned to commence any insolvency proceedings such as bankruptcy, the commencement of civil rehabilitation proceedings, the commencement of corporate reorganization proceedings or otherwise, and to the knowledge of Kawaguchi, no such petition has been made against Medicine Plus.

(9) Compliance with laws. Medicine Plus is not in violation of any law, regulation, order, or otherwise that may have a material effect on the business operation of Medicine Plus.

(10) Antimonopoly act. Medicine Plus is not in violation of the Act on

Prohibition of Private Monopolization and Maintenance of Fair Trade ("Antimonopoly Act"), in particular, an act to maintain the resale price or other acts with the purpose to maintain the resale price and which is an act that is considered unlawful under the Antimonopoly Act for being an unfair trade practice, and which act has a chance of having a material effect on the business operations of Medicine Plus.

(11) Taxes and other public charges. Medicine Plus has properly reported, and has completed payment of, corporate taxes and other taxes and other public charges imposed upon Medicine Plus that became due prior to the Agreement Execution Date.

(12) Disputes. There are no pending lawsuits, arbitrations, or other judicial or administrative proceedings with Medicine Plus as a party or that involve the assets of Medicine Plus. Furthermore, to the knowledge of Kawaguchi, among the disputes prior to that time, there are no disputes that have a material effect on the business of Medicine Plus. There are no other judgments, arbitration decisions, or judicial or administrative determinations, decisions, orders or otherwise with Medicine Plus as a party or that involve the assets of Medicine Plus that have a material effect on the business of Medicine Plus.

(13) Intellectual property. Medicine Plus lawfully owns or has the right to lawfully use the intangible assets that Medicine Plus uses in the operation of its business (including but not limited to the trademarks involved in the registered trademarks, copyrights, or other intellectual property rights, and the knowledge, trade secrets, and knowhow that Medicine Plus has come to own) ("Intellectual Property"). Unless otherwise expressly provided for in contracts disclosed to the Transferee, the use of the Intellectual Property by Medicine Plus is not restricted by contract and law. Furthermore, in regard to the rights or powers held by Medicine Plus pertaining to the Intellectual Property, there exist no (i) liens, mortgages, pledges, or other charges or their reservations, (ii) a contract that provides for a right to demand such as a right to reserve a transfer or to otherwise dispose of, or a contract with the specific fear that the Performance by the Transferee will be hindered or that the exercise of rights, the disposal of rights, or the enjoyment of benefits involving the Intellectual Property will be limited, or (iii) attachments, temporary restraining orders, or other encumbrances.

(14) Patent and other rights of others. In regard to products currently being sold, at the time of being sold as new products, Medicine Plus confirmed, to a reasonable extent, in the normal and general manner that a business conducting the same business as Medicine Plus would confirm, that Medicine Plus is not in violation of intellectual property rights such as patent rights, trademark rights, or

otherwise of other persons, and will not be in violation of the Unfair Competition Prevention Act.

(15) Products liability. To the knowledge of Kawaguchi, in regard to the products of Medicine Plus, there has been no indication of a "defect" (meaning the applicable product lacks the safety that it should normally hold) that is attributable to Medicine Plus.

(16) Environment and otherwise. To the knowledge of Kawaguchi, Medicine Plus is in compliance with all duties to be complied with under laws related to the environment.

(17) Continuity of the Business. Other than the matters set out in the items above, and excluding those matters set out in the articles and paragraphs of this agreement, from the Transfer Settlement Date, there is no reason that will cause the normal operation of the business of Medicine Plus to be difficult.

(The Duties of Kawaguchi in Regard to the Operation of Medicine Plus)
Article 12.

1. For the operation of Medicine Plus, Kawaguchi shall be obligated as follows:
   (1) From the Agreement Execution Date and until the Transfer Settlement Date, in regard to the management of Medicine Plus, Kawaguchi shall supervise and instruct with a similar degree of involvement as previously, and Kawaguchi shall cause the current management team of the Company to continue to manage similarly as before through a similar degree of involvement as previously.
   (2) By the Agreement Execution Date, Kawaguchi shall cause the Directors (excluding Kawaguchi) and Auditors of Medicine Plus to submit notices of resignation.
   (3) In regard to Medicine Plus, for matters that go beyond the normal management of business, or involve the disposal of material assets, or for other matters that will have a material effect on the operational condition, the asset composition, and the financial composition of Medicine Plus, Kawaguchi shall not make the company perform such transactions unless Kawaguchi receives the prior consent of the Transferee, except for matters that Kawaguchi has disclosed or explained to the Transferee prior to the Agreement Execution Date.
   (4) Kawaguchi shall continue to work as an adviser of Medicine Plus on and after the Transfer Settlement Date, for a period to be determined through negotiations by the parties apart from this agreement, to cause the new management team to manage in a similar manner as previously.

. For the Share Transfer, Kawaguchi shall be obligated as follows:

(1) Kawaguchi shall cause the Board of Directors of Medicine Plus to adopt resolutions approving the transfer of the Shares from the Shareholders (excluding Kawaguchi) to Kawaguchi, and from Kawaguchi to the Transferee, and deliver a copy of those Minutes of the Board of Directors to the Transferee by the Transfer Settlement Date.

(2) In regard to the transfer of the Shares, if any government administrative procedures relating to permitting are required by law, then Kawaguchi shall promptly handle all such matters on or after the Transfer Settlement Date.

(3) In regard to the transfer of the Shares, Kawaguchi shall make reasonable efforts to fulfill requirements to provide notice and to receive approval as required by third party contracts on or after the Transfer Settlement Date.

3. If Medicine Plus receives a claim from an employee of Medicine Plus after the Transfer Settlement Date in regard to unpaid wages that accrue for Medicine Plus by the Transfer Settlement Date, Kawaguchi shall be obligated to indemnify the Transferee for an equivalent amount of the unpaid wages that Medicine Plus pays the applicable employee, attorneys fees to respond to the relevant claim, and other costs that become necessary to resolve the claim.

(Prohibited Acts of Kawaguchi)
Article 13. From the Transfer Settlement Date, Kawaguchi shall not solicit the employees of Medicine Plus for employment by Kawaguchi and legal entities affiliated with Kawaguchi or their affiliated companies and other legal entities.

(Confirmation and Guarantee of the Transferee)
Article 14.

1. In regard to third party obligations that Kawaguchi is guaranteeing in order to secure legitimate debts and contracts of Medicine Plus, after the Transfer Settlement Date, Medicine Plus and Transferee shall immediately take necessary steps to cancel the guarantees or to change the guarantor at the expense and responsibility of Medicine Plus and the Transferee.
2. On or after the Transfer Settlement Date, but before a guarantee is cancelled or a guarantor is changed or a mortgage is cancelled, if a creditor pursues a guarantor debt against Kawaguchi, then Medicine Plus and the Transferee shall be completely responsible to handle such.

(The Prerequisite for the Performance by the Transferee)
Article 15. The Transferee shall perform its duties in accordance with Article 2 of this

agreement subject to the following prerequisites being fulfilled as of the Transfer Settlement Date.

(1) The representations and warranties of Medicine Plus and Kawaguchi provided for in Article 11 being true and accurate as of the Transfer Settlement Date.

(2) Kawaguchi performed his duties up to the Transfer Settlement Date provided for in Article 12.

(Claim for Damages and Reduction of Amount)

Article 16.

1. Where Medicine Plus or Kawaguchi is in violation of the representations and warranties provided for in Article 11 or is otherwise in violation of this agreement, for a period of two years from the date of the Transfer Settlement Date, the Transferee may seek damages or indemnification against Kawaguchi for damages, losses, or costs that were incurred because of this (for this Article, the "Damages"). Provided, however, that in the case of a violation of the representations and warranties contained in Item 10 of Paragraph 3 of Article 11 entitled Taxes and Other Public Charges, the Transferee may seek damages or indemnification against Kawaguchi for Damages that were incurred because of the applicable violation for a period of five years from the date of the Transfer Settlement Date.

(Cancellation of Contract)

Article 17.

1. Where Medicine Plus or Kawaguchi is in violation of the representations and warranties provided for in Article 11 or is otherwise in violation of this agreement, and if that adversely affects the Transferee, then the Transferee may cancel this agreement up to the time of the Transfer Settlement Date.
2. Where the Transferee fails to pay the Compensation or fails to allot the Transferee's shares pursuant to Article 2, Kawaguchi may cancel this agreement.

(Confidentiality)

Article 18. Regardless of whether it is before or after the Transfer Settlement Date, the Transferee and Medicine Plus and Kawaguchi shall preserve, and shall not disclose or leak to a third party without the prior written consent of the opposing party, the confidentiality of the fact of the transfer of the Shares and that this agreement was executed (including the negotiation process) and the contents of that.

(Non-Competition)

Article 19. Kawaguchi shall not, and shall not make Kawaguchi's company and any other

legal entity or their affiliated companies and other legal entities, transact in the same or similar business within Japan that Medicine Plus is currently transacting in, for five years from the Transfer Settlement Date.

(Publicity)

Article 20. In regard to publicizing the transaction that was planned under this agreement, Medicine Plus, the Transferee, and Kawaguchi shall fully confer in advance, and shall not publicize without the prior consent of the other parties. Provided, however, that this shall not apply if publicizing to comply with laws, or decisions of judicial or administrative agencies.

(Assignment of this Agreement)

Article 21. Medicine Plus, the Transferee, and Kawaguchi shall not transfer any right, obligation, or contractual status under this agreement to a third party without the prior written consent of the other parties.

(Notice)

Article 22. Any and all notices, agreements, consents, requests, demands, and other transmissions of intent shall be made in writing or by email to the addresses below or to other addresses designated by the opposing party in accordance with this Article.

To the Transferee:	Beroni Group Ltd.
(Chairman)	Jacky Zhang
(Address)	Level 10 Building 11 Zhong Bei High-Technology industry Park XiQing District Tianjin China
(Telephone Number)	86-13811799518

To the Tameyuki Kawaguchi :

(Address)	1-1-38abitasiontsuchida501, Temmabashi , Kita-ku Osaka-shi, Osaka, 530-0042, Japan
(Telephone Number)	06-6354-5358
(Email Address)	t.kawaguchi@medicine-plus.co.jp
(Email Address)	jackyzhang307@vip.sina.com

(Entire Agreement)

Article 23. This agreement constitutes the entire agreement between the parties related to the Share Transfer and replaces prior agreements, agreed items, negotiations, and consultations related to the Share Transfer, whereby all such prior agreements or otherwise shall be null and void.

(Governing Law, Court with Jurisdiction, and Language)

Article 24.

1. The governing law of this agreement shall be the laws of Japan, and the court of first instance with exclusive jurisdiction over any and all disputes arising out of or relating to this agreement shall be the Osaka District Court.
2. Although this agreement will be prepared in the Japanese and English languages, if there is inconsistency or a conflict between each language version of this agreement, the Japanese version shall take precedence in all respects.

(Resolution Through Negotiation)

Article 25. When a question arises as to matters not prescribed by this agreement or the interpretation of this agreement, the parties to this agreement shall mutually act on the principles of good faith and take appropriate measures and strive to resolve the matter in a timely manner.

IN WITNESS WHEREOF, to prove that this agreement has been entered into, this agreement has been prepared in duplicate form, with the names and seals of Medicine Plus, the Transferee, and Kawaguchi affixed, and with each party retaining a copy.

Dated this 20th day of June, 2018.

Medicine Plus

Address 松原市三宅中7丁目9番7号

株式[Name]メディ[Seal]プラス

代表取締役 川口 爲之

Transferee

Address

Beroni Group Ltd.

[Name] [Seal]

Kawaguchi

Address [Seal]

Tameyuki Kawaguchi

Exhibit 1

Approvals and Licenses

Approval, Registration Number	Name of License	Period of Validity
No. V00746	License for the Business of the Sale of Medicine (Store Sale Business)	February 17, 2024 (Year 36 of the Heisei Era)
No. B14119	License for the Business of the Sale of Medicine (Wholesale Business)	February 16, 2020 (Year 32 of the Heisei Era)

BERONI GROUP
貝羅尼集团